SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   June  1, 2001

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22686	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

103 Carnegie Center, Suite 200, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (609) 520-1911

Item 9. Regulation FD Disclosure

           On June 1, 2001, we issued a press release, filed as Exhibit 99 to this report and incorporated in this report by reference, announcing that we will host a conference call on Tuesday, June 5, 2001 at 10:00 a.m. (EDT) to discuss the current status of the company, its products and programs.

           The information in this report, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 1, 2001	By:/s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99	Press release dated June 1, 2001